UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

AVIVA plc

(Exact Name of Registrant as Specified in its Charter)

United Kingdom (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

St. Helen’s, 1 Undershaft

London EC3P 3DQ, England

Telephone:  +44 20 7283 2000

 (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Capital Securities due 2041	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-178006

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 8.25% Capital Securities due 2041 (the “Capital Securities”) of Aviva plc.

For a description of the Capital Securities to be registered hereunder, reference is made to the information set forth on the cover page and pages S-26 to S-47 under the heading “Description of the Capital Securities” in the Registrant’s Prospectus Supplement dated November 17, 2011 and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”) on November 18, 2011, relating to the Registrant’s Registration Statement on Form F-3 (File No. 333-178006) filed with the SEC on November 16, 2011, as amended from time to time (the “Registration Statement”), which information is hereby incorporated by reference herein.

Item 2.                                Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the SEC:

3.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 of the Registrant’s Form 20-F filed on March 24, 2011).

3.2	Memorandum (incorporated by reference to Exhibit 1.1 of the Registrant’s Form 20-F filed on October 7, 2009).

4.1

Indenture relating to subordinated debt securities, dated November 22, 2011, by and among the Registrant, as issuer, and Law Debenture Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 6-K filed on November 22, 2011).

4.2

First Supplemental Indenture, dated November 22, 2011, by and among the Registrant, as issuer, and Law Debenture Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 6-K filed on November 22, 2011).

4.3	Form of Security Certificate representing the Capital Securities (included in Exhibit 4.2).

99.1	Prospectus Supplement dated November 17, 2011 (incorporated by reference to the Registrant’s filing under Rule 424(b) filed on November 18, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Aviva plc

	By:	/s/ Neil Harrison
Name: Neil Harrison
Title: Authorized Signatory

Date: November 22, 2011